                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        CONCENTRIC NETWORK CORPORATION,

                               9NET AVENUE, INC.

                                      AND

                    THE PRINCIPAL STOCKHOLDERS NAMED HEREIN

                          Dated as of October 1, 1999

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I PURCHASE AND SALE TRANSACTION.................................................   2
1.1     Purchase and Sale of Assets.....................................................   2
1.2     Assumption of Liabilities.......................................................   3
1.3     Purchase Price..................................................................   3
1.4     Sales Tax.......................................................................   3
1.5     [Reserved]......................................................................   4
1.6     The Closing.....................................................................   4
1.7     Deliveries at the Closing.......................................................   4
1.8     Certain Definitions.............................................................   5
1.9     Taking of Necessary Action; Further Action......................................   7
1.10    Tax Consequences................................................................   7
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PRINCIPAL STOCKHOLDERS..   7
2.1     Organization of the Seller......................................................   7
2.2     Subsidiaries....................................................................   8
2.3     Seller Capital Structure........................................................   8
2.4     Authority.......................................................................   8
2.5     No Conflict.....................................................................   9
2.6     Consents........................................................................   9
2.7     Seller Financial Statements.....................................................   9
2.8     No Undisclosed Liabilities......................................................  10
2.9     No Changes......................................................................  10
2.10    Tax Matters.....................................................................  12
2.11    Restrictions on Business Activities.............................................  13
2.12    Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment..  14
2.13    Intellectual Property...........................................................  14
2.14    Agreements, Contracts and Commitments...........................................  17
2.15    Interested Party Transactions...................................................  19
2.16    Governmental Authorization......................................................  19
2.17    Litigation......................................................................  19
2.18    Accounts Receivable; Inventory..................................................  20
2.19    Minute Books....................................................................  20
2.20    Environmental Matters...........................................................  20
2.21    Brokers' and Finders' Fees; Third Party Expenses................................  21
2.22    Employee Benefit Plans and Compensation.........................................  21
2.23    Insurance.......................................................................  24
2.24    Compliance with Laws............................................................  24

                               TABLE OF CONTENTS
                                  (continued)

                                                                                        Page
                                                                                        ----
2.25    Warranties; Indemnities.........................................................  24
2.26    Complete Copies of Materials....................................................  24
2.27    Bulk Sales......................................................................  24
2.28    Investment Representations......................................................  24
2.29    Legends.........................................................................  25
2.30    Securities representations......................................................  26
2.31    Hart-Scott-Rodino Compliance....................................................  26
2.32    Representations Complete........................................................  26
ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER.....................................  26
3.1     Organization, Standing and Power................................................  26
3.2     Authority.......................................................................  27
3.3     No Conflict.....................................................................  27
3.4     Consents........................................................................  27
3.5     Capital Structure...............................................................  27
3.6     Brokers' and Finders' Fees......................................................  28
3.7     Securities Matters..............................................................  28
ARTICLE IV CONDUCT PRIOR TO THE CLOSING.................................................  29
4.1     Conduct of Business of the Seller...............................................  29
4.2     No Solicitation.................................................................  31
ARTICLE V ADDITIONAL AGREEMENTS.........................................................  32
5.1     Issuance of Restricted Shares; Stockholder Matters..............................  32
5.2     Access to Information...........................................................  33
5.3     Confidentiality.................................................................  33
5.4     Expenses........................................................................  33
5.5     Public Disclosure...............................................................  33
5.6     Consents........................................................................  33
5.7     FIRPTA Compliance...............................................................  34
5.8     Reasonable Efforts..............................................................  34
5.9     Notification of Certain Matters.................................................  34
5.10    Additional Documents and Further Assurances.....................................  34
5.11    Employee Plans..................................................................  34
5.12    Employee Benefits...............................................................  34
5.13    COBRA Liability.................................................................  35
5.14    No Actions Inconsistent With Tax-Free Reorganization............................  35
5.15    Net Assets......................................................................  35

                               TABLE OF CONTENTS
                                  (continued)

                                                                                        Page
                                                                                        ----
5.16    Voting Agreements...............................................................  35
5.17    Non-Competition and Non-Solicitation Agreements.................................  35
5.18    Continuity of Business Enterprise...............................................  36
ARTICLE VI CONDITIONS TO THE ACQUISITION................................................  36
6.1     Conditions to Obligations of Each Party to Effect the Acquisition...............  36
6.2     Conditions to Obligations of Seller and the Principal Stockholders..............  36
6.3     Conditions to the Obligations of Buyer..........................................  37
ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.................  39
7.1     Survival of Representations and Warranties......................................  39
7.2     Indemnification.................................................................  39
7.3     Escrow Arrangements.............................................................  40
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..........................................  46
8.1     Termination.....................................................................  46
8.2     Effect of Termination...........................................................  47
8.3     Amendment.......................................................................  47
8.4     Extension; Waiver...............................................................  47
ARTICLE IX GENERAL PROVISIONS...........................................................  47
9.1     Notices.........................................................................  47
9.2     Interpretation..................................................................  49
9.3     Counterparts....................................................................  49
9.4     Entire Agreement; Assignment....................................................  49
9.5     Severability....................................................................  49
9.6     Other Remedies; Specific Performance............................................  50
9.7     Governing Law...................................................................  50
9.8     Rules of Construction...........................................................  50
9.9     Attorneys Fees..................................................................  50

                               TABLE OF CONTENTS
                                  (continued)

INDEX OF EXHIBITS AND SCHEDULES

Exhibit       Description                                                               Page
-------       -----------                                                               ----
Exhibit A     Form of Voting Agreements

Exhibit B     Form of Noncompetition Agreement

Exhibit B-1   Form of Nonsolicitation Agreement

Exhibit C     Assignment and Assumption Agreement

Exhibit D     Bill of Sale

Exhibit E     Trademark Assignments

Exhibit F     Disclosure Schedules

Exhibit G     Form of Legal Opinion of Counsel to the Seller

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as
                                         ---------
of October 1, 1999 among Concentric Network Corporation, a Delaware corporation ("Buyer"), 9Net Avenue, Inc., a New Jersey corporation (the "Seller"), and, BT
  -----                                                      ------
Bautex AG, Vasiliy Salygin, individually and as trustee of the Vasiliy Salygin Family Trust and as trustee of the Vasiliy and Natalia Family Insurance Trust, Natalia Salygin, individually and as trustee of the Natalia Salygin Family Insurance Trust, and Mikhail Kofman (collectively the "Principal Stockholders")
                                                       ----------------------
and with respect to Article VII only, Karina Gradus (the "Securityholder Agent")
                                                          --------------------
and U.S. Bank Trust, National Association (the "Escrow Agent").
                                                ------------

                                    RECITALS

     A. The Boards of Directors of each of the Buyer and Seller believe it is in the best interests of each company and their respective stockholders that Buyer, in consideration for the purchase price as set forth herein, acquire all of the assets and certain of the liabilities of the Seller as further set forth herein (the "Acquisition") and, in furtherance thereof, have approved the
             -----------
Acquisition.

     B. The Seller and the Principal Stockholders, on the one hand, and Buyer, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

     C. Concurrent with the execution of this Agreement, as a material inducement to Buyer to enter into this Agreement, the Principal Stockholders are entering into Voting Agreements in the form of Exhibit A hereto with Buyer (the
                                               ---------
"Voting Agreements"), and certain of the Principal Stockholders are entering
 -----------------
into agreements not to compete with Buyer (the "Noncompetition Agreements") in
                                                -------------------------
the form of Exhibit B hereto and certain of the Key Employees (as defined below)
            ---------
are entering into Nonsolicitation Agreements with Buyer in the form of Exhibit
                                                                       -------
B-1 hereto (the "Nonsolicitation Agreements").
---

     D. This Agreement contemplates a tax-free sale of the Seller's assets under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and a liquidation of the Seller immediately following the tax-free exchange of its assets.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                         PURCHASE AND SALE TRANSACTION

     1.1  Purchase and Sale of Assets.  On the terms and subject to the
          ---------------------------
conditions set forth in this Agreement at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will purchase and acquire from Seller on the Closing Date, all right, title and interest in and to all assets and properties of the Seller free and clear of all Liens (as defined below) including but not limited to the physical assets set forth in Schedule 1.1(a)
                                                              ---------------
and the following (collectively the "Acquired Assets") (provided, however, that
                                     ---------------
the Acquired Assets shall not include any Excluded Assets set forth on
Schedule 1.1(b)):
---------------

          (a) all real property, improvements, fixtures and fittings thereon, easements, rights-of way, and other appurtenant rights thereto (such as appurtenant rights in and to public streets), if any;

          (b) all tangible personal property (such as machinery, equipment, inventories, raw materials, supplies, manufactured and purchased parts, works in progress, finished goods, furniture, automobiles and tools);

          (c)  all Cash;

          (d) all notes receivables, prepaid expenses, accounts receivable and other similar current assets;

          (e)  all securities;

          (f) all rights with respect to leasehold interests and subleases and rights thereunder relating to the real and personal property;

          (g) all licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents and franchises and similar rights obtained from governments and governmental agencies or any pending applications relating to any of the foregoing;

          (h) all Intellectual Property, goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interest therein, including without limitation the Intellectual Property described on
Schedule 2.13;
-------------

          (i) all agreements, contracts, indentures, mortgages, instruments, guarantees, or other similar agreements, and rights thereunder, including without limitation, the Contracts set forth on Schedule 2.14;
                                               -------------

          (j)  all customer, distribution, supplier and mailing lists;

          (k) all claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (other than any such refund or similar item relating to the payment of Taxes (as defined in Section 2.10)) relating to any right, property or asset included in the Acquired Assets, or against any party to a Contract, including without limitation, unliquidated rights under manufacturers' and vendors' warranties and guaranties; and

          (l) all business and financial records, books, ledgers, files, plans, documents, correspondence, lists, plats, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records of the Seller, whether written or electronically stored or otherwise recorded.

     1.2  Assumption of Liabilities.  The Buyer shall assume, on the terms and
          -------------------------
subject to the conditions set forth herein, from and after the Closing, only the following Liabilities and obligations of the Seller (the "Assumed Liabilities")
                                                          -------------------
(provided however, that the Assumed Liabilities shall not include any Liability set forth on Schedule 1.2(b), including without limitation Third Party Expenses
             ---------------
of Seller):

          (a) all GAAP Liabilities of the Seller which are set forth on the Estimated Closing Balance Sheet; and

          (b)  all Liabilities of the Seller under the Contracts listed in
Schedule 2.14 to the extent such Contracts are assumed by the Buyer at the
-------------
Closing pursuant to Section 1.1.

     1.3  Purchase Price.  As the purchase price for the Assumed Assets and in
          --------------
addition to assuming the Assumed Liabilities, Buyer agrees to pay to the Seller on the Closing Date the Total Consideration (as defined below) as follows:

          (a)  Capital Stock Consideration.  At the Closing, Buyer shall deliver
               ---------------------------
to Seller the Capital Stock Consideration minus the Capital Stock Escrow Amount.

          (b)  Cash Consideration.  At the Closing, Buyer shall pay cash to
               ------------------
Seller by wire transfer upon such wire instructions delivered by Seller to the Buyer at least two (2) business days prior to the Closing in an amount equal to the Cash Consideration minus the Cash Escrow Amount.

          (c)  Escrow Amount.  At the Closing, the Capital Stock Escrow Amount
               -------------
and the Cash Escrow Amount shall be placed by the Buyer into the Escrow Fund, to be held in escrow pursuant to the provisions of Article VII.

     1.4  Sales Tax.  Buyer shall bear and pay any stamp duty, value added tax,
          ---------
sales tax, documentation charges, recording fees or similar charges, fees or expenses contemplated by this Agreement (collectively, "Sales Taxes") that may
                                                        -----------
become payable in connection with the sale of the

Acquired Assets and the assumption of the Assumed Liabilities by Buyer. Notwithstanding the foregoing, the amount of the consideration payable hereunder is exclusive of any Sales Taxes which may be determined to be payable in respect thereof and which, if so determined, shall be paid by the Buyer upon delivery of an appropriate value added tax invoice. Buyer and Seller shall cooperate with one another to the extent reasonably requested and legally permitted to minimize any such Sales Taxes.

     1.5  [Reserved].

     1.6  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Wilson Sonsini
               --------
Goodrich & Rosati, Professional Corporation, in Palo Alto, California commencing at 10:00 a.m., P.T., two business days following the satisfaction or written waiver of the last of the conditions of Closing as set forth in Article VI hereof, or such other date as the Buyer and Seller may mutually determine (the "Closing Date").
 ------------

     1.7  Deliveries at the Closing.  At the Closing, the following shall occur:
          -------------------------

               (i) Buyer will deliver to the Seller the various certificates, instruments and documents referred to in Section 6.2;

               (ii) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.3;

               (iii) the Seller will use its best efforts and take all action as may be reasonably necessary to put the Buyer in ownership, possession, and operating control of the Acquired Assets.

               (iv) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer: (A) the deeds, if any, relating to any of the Acquired Assets, properly endorsed; (B) assignments of the Seller' permits, leases, Intellectual Property and Contracts (including Intellectual Property transfer documents) and any third party consents necessary, or requested by the Buyer, to such assignments described in (B); (C) the Transfer Documents; and (D) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and their counsel may reasonably request;

               (v) the Seller will execute or acknowledge (where appropriate), and deliver to the Buyer the Transfer Documents;

               (vi) the Buyer will deliver to the Seller the Total Consideration less the Escrow Amount and the Escrow Amount to the Escrow Agent as specified in Section 1.3; and

               (vii) the Buyer and the Seller shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

     At any time, and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm the Buyer' title to or interest in the Acquired Assets, to put the Buyer in actual possession and operating control thereof and to assist the Buyer in exercising all rights with respect thereto.

     At any time, and from time to time after the Closing, at the reasonable request of the Seller and without further consideration, the Buyer will execute and deliver such other instruments of assumption and confirmation and take such action as Seller may reasonably determine is necessary to assume the Assumed Liabilities and all obligations with respect thereto.

     1.8  Certain Definitions.  For all purposes of this Agreement, the
          -------------------
following terms shall have the following meanings:

               "Buyer Common Stock" shall mean shares of the common stock, par
                ------------------
value $.0001, of Buyer.

               "Capital Stock Consideration" shall mean that number of shares of
                ---------------------------
Buyer Common Stock equal to the quotient obtained by dividing "X" where X is the Total Consideration minus the Cash Consideration by "Y" where Y is the Trading Price.

               "Capital Stock Escrow Amount" shall mean Buyer Common Stock equal
                ---------------------------
in value to 10% of the shares of Capital Stock Consideration.

               "Cash" shall mean cash and cash equivalents within the meaning of
                ----
GAAP.

               "Cash Consideration" shall mean cash equal to (i) 19% of the sum
                ------------------
of Total Consideration and the amount of the Assumed Liabilities minus (ii) the Assumed Liabilities.

               "Cash Escrow Amount" shall mean 10% of the Cash Consideration.
                ------------------

               "Escrow Amount" shall mean 10% of the Total Consideration and
                -------------
shall consist of the aggregate of the Capital Stock Escrow Amount and the Cash Escrow Amount.

               "Estimated Balance Sheet" shall mean the estimated unaudited
                -----------------------
balance sheet of the Seller dated the Closing Date which shall be (i) prepared in accordance with GAAP (except that such unaudited balance sheet need not contain the footnotes required by GAAP) and prepared in good faith and based on reasonable assumptions and (ii) approved by Buyer, which approval shall not be withheld unreasonably.

               "Estimated Net Assets" shall mean the amount by which current
                --------------------
assets of the Seller as determined in accordance with GAAP ("Current Assets")
                                                             --------------
exceeds total liabilities of the

Seller as determined in accordance with GAAP ("Total Liabilities"), each as
                                               -----------------
reflected in the Estimated Balance Sheet.

               "Estimated Third Party Expenses" shall mean Third Party Expenses
                ------------------------------
(as defined in Section 5.4) of the Seller on the Closing Date as estimated by the Seller and the Principal Stockholders in good faith and based on reasonable assumptions.

               "Excluded Liabilities" shall mean all liabilities of Seller which
                --------------------
are not Assumed Liabilities including, without limitation, those liabilities set forth on Schedule 1.2(b).
         ---------------

               "GAAP" shall mean U.S. generally accepted accounting principles
                ----
consistently applied.

               "Key Employees" shall mean those employees of the Seller listed
                -------------
on Schedule 1.8 hereto.
   ------------

               "Knowledge" shall mean what would be within the actual knowledge
                ---------
of a prudent person after reasonable investigation.

               "Liability" or "Liabilities" shall mean any liability or
                ---------      -----------
obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due to or to become due), including any liability for Taxes.

               "Net Assets" shall mean the amount equal to Current Assets of the
                ----------
Seller minus Total Liabilities of the Seller as of the Closing Date.

               "Person" shall mean an individual, a partnership, a corporation,
                ------
an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency or political subdivision thereof) or any other entity.

               "Seller Capital Stock" shall mean shares of Seller Common Stock
                --------------------
and shares of any other capital stock of the Seller.

               "Seller Common Stock" shall mean shares of common stock of the
                -------------------
Seller.

               "Stockholder" shall mean each holder of any Seller Capital Stock
                -----------
immediately prior to the Closing.

               "Total Consideration" shall mean an amount equal to $54,000,000
                -------------------
(i) plus or minus the amount by which Estimated Net Assets (excluding Estimated Third Party Expenses reflected on the Estimated Balance Sheet) are more or less than ($7,400,000); and (ii) minus the amount of principal and accrued interest outstanding on the date of the Closing pursuant to that certain Secured Promissory Note, dated August 26, 1999, issued by the Seller to the Buyer (the "Bridge Note").
               ------------

               "Trading Price" shall mean the average closing sales price of the
                -------------
Buyer Common Stock as reported on the Nasdaq National Market for the five (5) consecutive trading days ending three (3) business days prior to but not including the Closing Date.

               "Transfer Documents" shall mean the Assignment and Assumption
                ------------------
Agreement in substantially the form attached hereto as Exhibit C, the Bill of
                                                       ---------
Sale in substantially the form attached hereto as Exhibit D and the Trademark
                                                  ---------
Assignment in substantially the form attached hereto as Exhibit E.
                                                        ---------

     1.9  Taking of Necessary Action; Further Action.  If, at any time after the
          ------------------------------------------
Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Buyer with full right, title and possession to the Acquired Assets, the officers and directors of the Seller and Buyer are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     1.10  Tax Consequences.  It is intended by the parties hereto that the
           ----------------
Acquisition shall constitute a reorganization within the meaning of Section 368(a)(i)(c) of the Code. Each party has consulted with its own tax advisors as to the tax consequences of the Acquisition and no party makes any representations as to the tax consequences of the Acquisition. Except as provided in this Agreement, neither party is relying on any representations of the other in evaluating its decisions on the tax consequences of the transaction.

                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                         AND THE PRINCIPAL STOCKHOLDERS

     Each of the Seller and the Principal Stockholders hereby, jointly and severally, represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) supplied by the Seller and the Principal Stockholders to Buyer and attached hereto as Exhibit F (the "Disclosure
                                             ---------       ----------
Schedule"), that on the date hereof and as of the Closing as though made at the
--------
Closing as follows:

     2.1  Organization of the Seller.  The Seller is a corporation duly
          --------------------------
organized, validly existing and in good standing under the laws of the State of New Jersey. The Seller has the corporate power to own its properties and to carry on its business as now being conducted. The Seller is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Seller Material Adverse Effect. For all purposes of this Agreement, the term "Seller Material Adverse
                                                      -----------------------
Effect" means any change, event or effect that is materially adverse to the
------
business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of the Seller. The Seller has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Buyer. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Seller. The operations now being conducted by the Seller have not been conducted under any other name.

     2.2  Subsidiaries.  The Seller does not have, and has never had, any
          ------------
subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.3  Seller Capital Structure.
          ------------------------

          (a) The authorized Seller Capital Stock consists of two hundred (200) shares of authorized Seller Common Stock, no par value, of which two hundred
(200) shares are issued and outstanding as of the date hereof. The Seller Capital Stock at the time of the Closing will be held by the persons, with the domicile addresses and in the amounts set forth in Section 2.3(b) of the Disclosure Schedule. All outstanding shares of Seller Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Seller or any agreement to which the Seller is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Seller's Capital Stock. The Seller has no other capital stock authorized, issued or outstanding.

          (b) The Seller has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Seller has reserved no shares of Seller Common Stock for issuance to employees and consultants, and no shares of Capital Stock are subject to outstanding unexercised options as of the date hereof. There is no outstanding Seller Capital Stock which is subject to vesting. Except as set forth on Section 2.3(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Seller is a party or by which it is bound obligating the Seller to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Seller or obligating the Seller to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Seller. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Seller.

     2.4  Authority.  Each of the Seller and the Principal Stockholders has all
          ---------
requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller, and no further action is required on the part of the Seller or the Principal Stockholders to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Stockholders. This Agreement and the Acquisition have been unanimously approved by the Board of Directors of the Seller. This Agreement and any Related Agreements to which the Seller or the Principal Stockholders is a party have been duly executed and delivered by the Seller or the Principal Stockholders, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Seller and the Principal Stockholders, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required in this
 ------------------
Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Noncompetition Agreements, the Assignment and Assumption Agreement, the Trademark Assignments, the Bill of Sale and the Voting Agreements.

     2.5  No Conflict.  The execution and delivery of this Agreement and any
          -----------
Related Agreements to which the Seller or the Principal Stockholders are a party by either the Seller or the Principal Stockholders do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any material benefit under (any such event, a "Conflict") (i) any provision of the Articles of
                          --------
Incorporation and Bylaws of the Seller, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Seller or the Principal Stockholders or any of their respective properties or assets (including intangible assets) are subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or the Principal Stockholders or their respective properties or assets.

     2.6  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Seller (so as not to trigger any Conflict), is required by or with respect to the Seller or the Principal Stockholders in connection with the execution and delivery of this Agreement and any Related Agreements to which the Seller or the Principal Stockholders is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws. Section 2.6 of the Disclosure Schedule sets forth a true, correct and complete list of the identities with any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates.

     2.7  Seller Financial Statements.  Section 2.7 of the Disclosure Schedule
          ---------------------------
sets forth the Seller's audited balance sheets as of December 31, 1998 and December 31, 1997 and the related audited statements of income and cash flow for the twelve-month periods ended December 31, 1998 and December 31, 1997 (the "Year-End Financials") and the Seller's audited balance sheets for the six
 -------------------
months ended as of June 30, 1999,
and the related audited statements of income and cash flow for the six months then ended (the "Interim Financials"). The Year-End Financials and the Interim
                 ------------------
Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Year-End Financials and Interim Financials present fairly the financial condition and operating results of the Seller as of the dates and during the periods indicated therein, subject in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance. The Seller's audited balance sheet as of June 30, 1999 shall be hereinafter referred to as the "Current Balance Sheet."
                                                       ----------------------

     2.8  No Undisclosed Liabilities.  The Seller does not have any liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since June 30, 1999, none of which is material to the business, results of operations or condition (financial or otherwise) of the Seller.

     2.9  No Changes.  Since June 30, 1999, there has not been, occurred or
          ----------
arisen any:

          (a) amendments or changes to the Articles of Incorporation or Bylaws of the Seller;

          (b) capital expenditure or commitment by the Seller, exceeding $20,000 individually or $50,000 in the aggregate;

          (c) destruction of, damage to or loss of any material assets, business or customer of the Seller (whether or not covered by insurance);

          (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Seller;

          (f)  revaluation by the Seller of any of its assets;

          (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Seller or any direct or indirect redemption, purchase or other acquisition by the Seller of its capital stock;

          (h) increase in the salary or other compensation payable or to become payable by the Seller to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Seller of a bonus or other additional salary or compensation to any such person;

          (i) material agreement, contract, covenant, instrument, lease, license or commitment to which the Seller is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Seller is a party or by which it or any of its assets are bound other than agreements with customers or suppliers entered into in the ordinary course of business and consistent with past practice;

          (j) material sale, lease, license or other disposition of any of the assets or properties of the Seller or any creation of any security interest in such assets or properties;

          (k) loan by the Seller to any person or entity, incurring by the Seller of any indebtedness, guaranteeing by the Seller of any indebtedness, issuance or sale of any debt securities of the Seller or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

          (l) waiver or release of any material right or claim of the Seller including any write-off or other compromise of any material account receivable of the Seller;

          (m) the commencement or notice or threat or reasonable basis therefor of any lawsuit or, to the Seller's or the Principal Stockholders' Knowledge, proceeding or investigation against the Seller or its affairs;

          (n) Knowledge of any claim or potential claim of ownership by any Person other than the Seller of the Seller Intellectual Property (as defined in Section 2.13) or of infringement by the Seller of any other person's Intellectual Property (as defined in Section 2.13);

          (o) issuance or sale, or contract to issue or sell, by the Seller of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (p) (i) sale or license of any Seller Intellectual Property or entering into of any agreement with respect to the Seller Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity or (iii) change in pricing or royalties set or charged by the Seller to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Seller;

          (q) event or condition of any character that has had or is reasonably likely to have a Seller Material Adverse Effect;

          (r) transaction by the Seller except in the ordinary course of business as conducted on that date and consistent with past practices; or

          (s) negotiation or agreement by the Seller or any officer or employee thereof to do any of the things described in the preceding clauses (a) through
(r) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

     2.10  Tax Matters.
           -----------

          (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
               -------------------                                        ---
or, collectively, "Taxes," means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) As of the Closing, the Seller will have prepared or caused to be prepared and timely filed or caused to be filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") due on or before the Closing relating to any and all Taxes
---------
concerning or attributable to the Seller or its operations and, to the extent Buyer would be adversely affected, such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) As of the Closing, the Seller (A) will have paid or accrued all Taxes it is required to pay or accrue and will have withheld or caused to be withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

               (iii) The Seller has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Seller, nor has the Seller executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Seller is presently in progress, nor has the Seller been notified of any request for such an audit or other examination.

               (v) The Seller has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (vi) The Seller has made available to Buyer or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Seller filed for all periods since its inception.

               (vii) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Seller relating to or attributable to Taxes other
 -----
than Liens for Taxes not yet due and payable.

               (viii) Neither the Seller nor the Principal Stockholders has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Seller.

               (ix) None of the Seller's assets are treated as "tax-exempt use
                                                                ---------------
property", within the meaning of Section 168(h) of the Code.
--------

               (x) There is no contract, agreement, plan or arrangement to which the Seller is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Seller, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

               (xi)  The Seller has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Seller.

               (xii) The Seller is not a party to any tax sharing, indemnification or allocation agreement nor does the Seller owe any amount under any such agreement, other than this Agreement.

               (xiii) No adjustment relating to any Return filed by the Seller has been proposed formally or, to the Knowledge of the Seller or the Principal Stockholders, informally by any tax authority to the Seller or any representative thereof.

     2.11  Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Seller is a party or otherwise binding upon the Seller which has or may have the effect of prohibiting or impairing any business practice of the Seller, any acquisition of property (tangible or intangible) by the Seller or the conduct of business by the Seller. Without limiting the foregoing, the Seller has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12  Title of Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

          (a) The Seller does not own any real property, nor has it ever owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Seller, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in its business, including without limitation the Acquired Assets, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) Section 2.12(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Seller and such
                         ---------
Equipment is, (i) adequate for the conduct of the business of the Seller as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Seller has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to customers of the Seller's current and former customers (the "Customer
                                                             ---------
Information"). No person other than the Seller possesses any claims or rights
-----------
with respect to use of the Customer Information.

          (e) As a result of the Acquisition, good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of the Acquired Assets will be held by Buyer.

     2.13  Intellectual Property.
           ---------------------

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               "Intellectual Property" shall mean any or all of the following
               ---------------------
(i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) all instantiations of the foregoing in any form and embodied in any media.

                "Intellectual Property Rights" shall mean worldwide common law
                 ----------------------------
and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

                "Seller Intellectual Property" shall mean any Intellectual
                 ----------------------------
Property and Intellectual Property Rights that are owned by or exclusively licensed to the Seller.

                "Registered Intellectual Property Rights" shall mean
                 ---------------------------------------
Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

          (b) Section 2.13(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Seller (the "Seller
                                                                         -------
Registered Intellectual Property") and lists any proceedings or actions before
---------------------------------
any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the
      ---
Seller Registered Intellectual Property Rights.

          (c) Each item of Seller Intellectual Property, including all Seller Registered Intellectual Property listed in Section 2.13(b) of the Disclosure Schedule and all Intellectual Property licensed to the Seller, is free and clear of any Liens or other encumbrances. The Seller is the exclusive owner of all Seller Intellectual Property (other than Seller Intellectual Property which is Intellectual Property exclusively licensed to the Seller).

          (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Seller for which the Seller has, directly or indirectly, paid the Seller has a written agreement with such person with respect thereto, and the Seller thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

          (e) The Seller has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property or Intellectual Property Rights that is or was Seller Intellectual Property, to any other person.

          (f) The Seller Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Seller as it currently is conducted, planned or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

          (g)  Other than "shrink-wrap" and similar widely available commercial
                           -----------
end-user licenses, the contracts, licenses and agreements listed in Section 2.13(g) of the Disclosure Schedule include all contracts, licenses and agreements to which the Seller is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Seller has ownership rights or license rights to improvements made by the Seller in such Intellectual Property which has been licensed to the Seller.

          (h) Section 2.13(h) of the Disclosure Schedule lists all contracts, licenses and agreements between the Seller and any other person wherein or whereby the Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Seller or such other person of the Intellectual Property Rights of any person other than the Seller.

          (i) The operation of the business of the Seller as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Seller does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Seller has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Seller infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Seller or the Principal Stockholders aware of any basis therefor).

          (j) Each item of Seller Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Seller Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Seller Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Seller within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. For each product, technology or service of the Seller that constitutes or includes a copyrightable work, the Seller has registered the copyright in the latest version of such work with the U.S. Copyright Office. In each case in which the Seller has acquired any Intellectual Property rights from any person, the Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated

Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Seller and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Seller has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (k) There are no contracts, licenses or agreements between the Seller and any other person with respect to Seller Intellectual Property under which there is any dispute known to the Seller or the Principal Stockholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Seller thereunder.

          (l) To the Knowledge of the Seller and the Principal Stockholders, no person is infringing or misappropriating any Seller Intellectual Property.

          (m) The Seller has taken all reasonable steps that are required to protect the Seller's rights in confidential information and trade secrets of the Seller or provided by any other person to the Seller. Without limiting the foregoing, the Seller has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Seller's standard forms, and all current and former employees, consultants and contractors of the Seller have executed such an agreement.

          (n) No Seller Intellectual Property, Intellectual Property Rights or service of the Seller is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Seller or may affect the validity, use or enforceability of such Seller Intellectual Property.

          (o)  No (i) product, technology, service or publication of the Seller,
(ii) material published or distributed by the Seller or (iii) conduct or statement of Seller constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

          (p) All of the Seller's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant").
                                                       -------------------
All of the Seller's products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Seller's internal computer and technology products and systems are Year 2000 Compliant.

2.14   Agreements, Contracts and Commitments.
       -------------------------------------

          (a) Schedule 2.14(a) of the Disclosure Schedule sets forth the following contracts or agreements (whether written or oral) to which the Seller is a party or bound by:

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

               (ii)  any agreement concerning confidentiality,

               (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (iv) any fidelity or surety bond or completion bond,

               (v) any lease of personal property having an annual value individually in excess of $10,000 or $50,000 in the aggregate,

               (vi) any agreement, contract or commitment containing any covenant limiting the freedom of the Seller to engage in any line of business or to compete with any person,

               (vii) any agreement, contract or commitment relating to capital expenditures and involving future annual payments in excess of $10,000 individually or $50,000 in the aggregate,

               (viii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Seller's business,

               (ix) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

               (x) any purchase order or contract for the purchase of materials involving annually in excess of $10,000 individually or $50,000 in the aggregate,

               (xi)  any construction contracts,

               (xii) any dealer, distribution, joint marketing or development agreement,

               (xiii) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Seller's products, technology or services, or

               (xiv) any other agreement, contract or commitment that involves annual payments of $10,000 individually or $50,000 in the aggregate or more or is not cancelable without penalty within thirty (30) days.

          (b) The Seller is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract, covenant, instrument, lease, license or commitment to which it is a party or by which it is bound (each, a "Contract"), nor is the Seller or the
                                        --------
Principal Stockholders aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Seller pursuant thereto. The Seller has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Acquisition or for such Contracts to remain in effect without modification after the Closing. Following the Closing, Buyer will be permitted to exercise all of the rights of Seller under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Seller would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.15  Interested Party Transactions.  No officer, director or Stockholder
           -----------------------------
(nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Seller furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Seller any goods or services or (iii) a beneficial interest in any Contract; provided,
                                                                      --------
that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity"
                                                         ----------------------
for purposes of this Section 2.15.

     2.16  Governmental Authorization.  Section 2.16 of the Disclosure Schedule
           --------------------------
accurately lists each consent, license, permit, grant or other authorization issued to the Seller by a Governmental Entity (i) pursuant to which the Seller currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Seller Authorizations"). The Seller
                                      ---------------------
Authorizations are in full force and effect and constitute all Seller Authorizations required to permit the Seller to operate or conduct its business or hold any interest in its properties or assets.

     2.17  Litigation.  There is no action, suit, claim or proceeding of any
           ----------
nature pending, or, to the Seller's or the Principal Stockholders' Knowledge, threatened, against the Seller, its properties (tangible or intangible) or any of its officers or directors, nor, to the Knowledge of the Seller or the Principal Stockholders, is there any reasonable basis therefor. To the Seller's or the Principal Stockholders' Knowledge, there is no investigation pending or threatened against the Seller, its properties or any of its officers or directors (nor, to the best Knowledge of the Seller or the Principal

Stockholders, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Seller to conduct its operations as presently or previously conducted.

     2.18  Accounts Receivable; Inventory.
           ------------------------------

          (a) The Seller has made available to Buyer a list of all accounts receivable of the Seller as of September 30, 1999 along with a range of days elapsed since invoice.

          (b) All accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

          (c) All of the inventories of the Seller that are among the Acquired Assets were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Seller's regular inventory practices and are set forth on the Seller's books and records in accordance with the practices and principles of the Seller consistent with the method of treating said items in prior periods. None of the inventory of the Seller that is among the Acquired Assets (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Seller reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Seller Financials conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or market value.

     2.19  Minute Books.  The minutes of the Seller made available to counsel
           ------------
for Buyer are the only minutes of the Seller and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Seller and their respective shareholders or actions by written consent since the time of incorporation of the Seller.

     2.20  Environmental Matters.
           ---------------------

          (a)  Hazardous Material.  The Seller has not: (i) operated any
               ------------------
underground storage tanks at any property that the Seller has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to such laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and
 ------------------
safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Seller or, to the Seller's or the Principal Stockholders' Knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Seller has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities.  The Seller has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has it disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule,
                ------------------------------
regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  The Seller currently holds all environmental approvals,
               -------
permits, licenses, clearances and consents (the "Environmental Permits") if any,
                                                 ---------------------
necessary for the conduct of the Seller's Hazardous Material Activities, respectively, and other businesses of the Seller as such activities and businesses are currently being conducted.

          (d)  Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Seller's or the Principal Stockholders' Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Seller. Neither the Seller nor the Principal Stockholders is aware of any fact or circumstance which could involve the Seller in any environmental litigation or impose upon the Seller any environmental liability.

     2.21  Brokers' and Finders' Fees; Third Party Expenses.  The Seller has not
           ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21 of the Disclosure Schedule sets forth the Seller's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Seller in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.22  Employee Benefit Plans and Compensation.
           ---------------------------------------

          (a)  The following terms shall have the meanings set forth below:

               (i)  "Affiliate" shall mean any other person or entity under
                     ---------
common control with the Seller within the meaning of Section 414(b), (c), (m) or
(o) of the Code and the regulations issued thereunder;

               (ii)  "Employee Plan" shall mean any plan, program, policy,
                      -------------
practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Seller or any Affiliate for the benefit of any Employee, or with respect to which the Seller or any Affiliate has or may have any liability or obligation;

               (iii)  "COBRA" shall mean the Consolidated Omnibus Budget
                       -----
Reconciliation Act of 1985, as amended;

               (iv) "DOL" shall mean the Department of Labor;
                     ---

               (v)  "Employee" shall mean any current or former employee,
                     --------
consultant or director of the Seller or any Affiliate;

               (vi)  "Employee Agreement" shall mean each management,
                      ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Seller or any Affiliate and any Employee ;

               (vii)  "ERISA" shall mean the Employee Retirement Income Security
                       -----
Act of 1974, as amended;

               (viii)  "FMLA" shall mean the Family Medical Leave Act of 1993,
                        ----
as amended;

               (ix)  "IRS" shall mean the Internal Revenue Service;
                      ---

               (x)  "PBGC" shall mean the Pension Benefit Guaranty Corporation;
                     ----
and

               (xi)  "Pension Plan" shall mean each Employee Plan which is an
                      ------------
"employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Schedule 2.22(b) contains an accurate and complete
               --------
list of each Employee Plan and each Employee Agreement. The Seller does not have any plan or commitment to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement.

          (c) Buyer shall assume no obligations, liabilities or responsibilities, relating to, arising out of, or resulting from any of the Employee Plans. [Note: should be listed on Excluded Liabilities list]

          (d)  No Pension Plans. Neither the Seller nor any Affiliate has ever
               ----------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan.

          (e)  [Reserved]

          (f)  Health Care Compliance.  Neither the Seller nor any Affiliate
               ----------------------
has, prior to the Closing, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

          (g)  Effect of Transaction.  The execution of this Agreement and the
               ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or other-wise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (h)  Employment Matters.  The Seller: (i) is in compliance with all
               ------------------
applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Seller or the Principal Stockholders, threatened or reasonably anticipated claims or actions against the Seller under any worker's compensation policy or long-term disability policy.

          (i)  Labor.  No work stoppage or labor strike against the Seller is
               -----
pending, or to the knowledge of the Seller or the Principal Stockholders, threatened or reasonably anticipated. The Seller does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Seller or the Principal Stockholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Seller has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Seller.

          (j)  No Interference or Conflict.  To the Knowledge of the Seller and
               ---------------------------
the Principal Stockholders, no shareholder, officer, employee or consultant of the Seller is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Seller or that would interfere with the Seller's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Seller's business as presently conducted or presently proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Seller's business as presently conducted or currently proposed to be conducted, will, to the Seller's and the Principal Stockholders' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.23  Insurance.  Section 2.23 of the Disclosure Schedule lists all
           ---------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Seller. There is no claim by the Seller pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Seller is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Seller nor the Principal Stockholders has Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.24  Compliance with Laws.  The Seller has complied with, is not in
           --------------------
violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation.

     2.25  Warranties; Indemnities.  Except for the warranties and indemnities
           -----------------------
contained in (i) those contracts and agreements set forth in Section 2.13(g) of the Disclosure Schedule and (ii) the Seller's shrink wrap license agreements substantially in the form set forth in Section 2.13(d) of the Disclosure Schedule, the Seller has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Seller.

     2.26  Complete Copies of Materials.  The Seller has delivered or made
           ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Buyer or its counsel.

     2.27  Bulk Sales.  Neither Seller nor the transactions contemplated by this
           ----------
Agreement are subject to the provisions of Article 6 of the Uniform Commercial Code concerning bulk sales or any similar law.

     2.28  Investment Representations.  Seller understands, acknowledges and
           --------------------------
agrees to the following:

          (a)  Purchase for Own Account.  The Buyer Common Stock to be received
               ------------------------
by Seller hereunder will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and Seller has no present intention of
               --------------
selling, granting any participation in, or otherwise distributing the same. Seller also represents that it has not been formed for the specific purpose of acquiring the Buyer Common Stock.

          (b)  Disclosure of Information.  Seller has received or has had full
               -------------------------
access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Buyer Common Stock to be received under this Agreement. Seller further has had an opportunity to ask questions and receive answers from Buyer regarding Buyer's business and to obtain additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Seller or to which Seller had access.

          (c)  Restricted Securities.  Seller understands that the shares of
               ---------------------
Buyer Common Stock are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the
                          ---
resale limitations imposed thereby and by the Securities Act. Seller understands that Buyer is under no obligation to register any of the securities sold hereunder.

          (d)  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Buyer Common Stock unless and until:

               (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) Seller shall furnish Buyer with an opinion of counsel, reasonably satisfactory to Buyer, that such disposition will not require registration of such securities under the Securities Act.

     2.29  Legends.  It is understood that the certificates evidencing the Buyer
           -------
Common Stock will bear the legends set forth below:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXAMINATION THEREFROM. THE HOLDER OF THE SECURITIES REPRESENTED HEREBY SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR OFFICIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by Buyer from any certificate evidencing Buyer Common Stock upon delivery to Buyer of an opinion by counsel, reasonably satisfactory to Buyer, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Buyer issued the Buyer Common Stock.

     2.30  Securities representations.  Seller further represents and warrants
           --------------------------
to Buyer that the following are true and correct as of the Closing:

          (a) At least ninety-five percent (95%) of the outstanding Seller's capital stock, on an as-converted basis, entitled to vote on this Agreement and the transactions contemplated hereby voted in favor of the Agreement and such transactions; and

          (b) All holders of outstanding capital stock of Seller entitled to vote on this Agreement and the transactions contemplated hereby have, and have been properly informed of, their dissenters' rights under applicable federal or state law.

     2.31  Hart-Scott-Rodino Compliance.  Vasiliy Salygin, along with his wife,
           ----------------------------
minor children (if any), the Company and any other entities controlled by or under common control with Vasiliy Salygin and/or his wife or minor children, does not quality as a $10 million person within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations.

     2.32  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Seller or the Principal Stockholders (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Seller or the Principal Stockholders pursuant to this Agreement contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Seller and the Principal Stockholders that on the date hereof, and as of the Closing as though made on the date hereof, as follows:

     3.1  Organization, Standing and Power.  Buyer is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Buyer Material Adverse Effect on the ability of Buyer to consummate the transactions contemplated hereby. Buyer has made available a true and correct copy of the Certificate of Incorporation and Bylaws of Buyer, as amended to date, to counsel for the Seller. For all purposes of this Agreement, the term "Buyer Material
                                                              --------------
Adverse Effect" means any change, event or effect that is materially adverse to
--------------
the business, assets (including intangible assets), financial condition, or results of operations of Buyer and its subsidiaries taken as a whole.

     3.2  Authority.  The Buyer has all requisite corporate power and authority
          ---------
to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and any Related Agreements to which Buyer is a party have been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3  No Conflict.  The execution and delivery of this Agreement and any
          -----------
Related Agreements to which it is a party do not, and, the consummation of the transactions contemplated hereby will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation, as amended, and Bylaws of Buyer, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Buyer or any of its respective properties or assets are subject and which has been filed as an exhibit to Buyer's filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                        --------
Act") or (iii) any judgment, order, decree, statute, law, ordinance, rule or
---
regulation applicable to Buyer or its properties or assets, except where such Conflict will not have a Buyer Material Adverse Effect.

     3.4  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Buyer or Seller in connection with the execution and delivery of this Agreement and any Related Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and the HSR Act and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Buyer Material Adverse Effect.

     3.5  Capital Structure.
          -----------------

          (a) The authorized stock of Buyer consists of 100,000,000 shares of Common Stock, $.0001 par value, of which 41,814,905 shares were issued and outstanding as of September 30, 1999, and 10,000,000 shares of Preferred Stock, $.0001 par value, of which 176,589 shares of Series B Preferred Stock and 50,593 shares of Series C Preferred Stock were issued and outstanding as of September 30, 1999. All such shares of Buyer have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Buyer has also reserved an aggregate of 9,572,700 shares of Common Stock for issuance pursuant to its employee stock option and stock purchase plans. Except as set forth in Section 3.5 of the Buyer Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Buyer is a party or by which it is bound obligating Buyer to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Buyer or obligating Buyer to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The shares of Buyer Common Stock to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Articles of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or is bound.

     3.6  Brokers' and Finders' Fees.  The Buyer has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.7  Securities Matters.
          ------------------

          (a) All registration statements, annual, quarterly and other reports or forms, and any amendments to any thereof, required to be filed by Buyer with the SEC (the "SEC Filings") have been timely filed pursuant to the Securities Act or the Exchange Act (as each such term in hereinafter defined), as applicable.

          (b) The SEC Filings complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, in effect on the respective dates thereof. None of the SEC Filings, when filed pursuant to the Securities Act or the Exchange Act, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The financial statements included in the SEC Filings comply as to form in all material respects with the applicable accounting requirements of the Securities and Exchange Commission with respect thereto, were prepared in accordance with GAAP (except as stated in the SEC Filings and, in the case of unaudited interim financials, subject to year-end adjustments and the deletion of complete notes thereto) and fairly present in all material respects the consolidated financial condition of Buyer and its subsidiaries as of the dates thereof and the consolidated results of their operations for the periods ended on such dates. Since the latest date of the financial statements included in the SEC Filings, there has been no Buyer Material Adverse Effect with respect to Buyer and its subsidiaries, taken as a whole.

                                  ARTICLE IV

                          CONDUCT PRIOR TO THE CLOSING

     4.1  Conduct of Business of the Seller.  During the period from the date of
          ---------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, each of the Seller and the Principal Stockholders agree (except to the extent that Buyer shall otherwise consent in writing), to carry on the Seller's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts (other than trade obligations) and Taxes of the Seller when due, to pay or perform other obligations (including trade obligations) when due or consistent with past practice, and, to the extent consistent with such business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Seller's present business organizations, keep available the services of the Seller's present officers and key employees and preserve the Seller's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Acquired Assets, the Seller's goodwill and ongoing businesses at the Closing. The Seller shall promptly notify Buyer of any event or occurrence or emergency not in the ordinary course of business of the Seller and any material event involving the Seller. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the Seller shall not, without the prior written consent of Buyer:

          (a) Make any expenditures or enter into any commitment or transaction exceeding $10,000 individually or $50,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof;

          (b) (i) Sell any Seller Intellectual Property or enter into any agreement with respect to the Seller Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity,
(ii) buy any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to development of any Intellectual Property with a third party;

          (c) Transfer to any person or entity any rights to the Seller Intellectual Property;

          (d) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products, service or technology of the Seller;

          (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or materially violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (f)  Commence or settle any litigation;

          (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Seller, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Seller (or options, warrants or other rights exercisable therefor);

          (h) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities.

          (i) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Seller's business;

          (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except properties or assets which are not Intellectual Property in the ordinary course of business and consistent with past practices;

          (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (m) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (o) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (p) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (q) Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than
(i) the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or (ii) as otherwise set forth on Schedule 4.1(q);

          (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s) Enter into any strategic alliance or joint marketing arrangement or agreement;

          (t) Other than as specifically requested in writing by Buyer, accelerate the vesting schedule of any of the outstanding Seller Options or Seller Capital Stock;

          (u)  Hire or terminate employees or encourage employees to resign; or

          (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Seller from performing or cause the Seller not to perform its covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Closing or the date of
          ---------------
termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Seller nor any of the Principal Stockholders will (nor will the Seller nor any of the Principal Stockholders permit any of their respective officers, directors, agents, representatives or affiliates, as applicable, to directly or indirectly, take any of the following actions with any party other than Buyer and its designees): (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Seller's business, properties or technologies or any portion of the Seller's capital stock (whether or not outstanding) whether by acquisition, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Seller's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Seller's capital stock or assets, or (d) enter into any agreement with any person providing for the acquisition of all or any significant portion of the Seller (whether by way of Acquisition, purchase of assets, tender offer or otherwise). In addition to the foregoing, if the Seller or any of the Principal Stockholders receives, prior to the Closing or the termination of this Agreement, any offer, proposal, or request relating to any of the above, the Seller or the Principal Stockholders, as applicable, shall immediately notify Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Buyer may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Buyer shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Buyer may be entitled at law or in equity.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

5.1    Issuance of Restricted Shares; Stockholder Matters.
       --------------------------------------------------

          (a)  Issuance of Shares.  The parties hereto acknowledge and agree
               ------------------
that the shares of Buyer Common Stock issuable to the stockholders pursuant to
Section 1.3 hereof, shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for shares of Buyer Common Stock to be issued in the Acquisition shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws. It is acknowledged and understood that Buyer is relying upon certain written representations made by the Seller.

          (b)  Seller Stockholder Approval.  As promptly as practicable after
               ---------------------------
the execution of this Agreement, the Seller shall submit this Agreement and the transactions contemplated hereby to its Stockholders for approval and adoption as provided by New Jersey Law and its Articles of Incorporation and Bylaws. The Seller shall use its best efforts to solicit and obtain the written consent of its stockholders to approve the Acquisition and this Agreement and to enable the Closing to occur as promptly as practicable. In connection with such Stockholder approval and as soon as practicable after the execution of this Agreement, the Seller shall prepare, with the cooperation of Buyer, an information statement for purposes of soliciting such written consent of the stockholders. The information statement shall include a summary of the material terms of the transaction in a form reasonably acceptable to the Buyer, a copy of the Agreement, copies of the Buyer's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and a copy of that certain press release describing the terms of Buyer's proposed acquisition of Internet Technology Group, plc. The Seller shall use its commercially reasonable efforts, with the cooperation of Buyer, to cause such information statement to be distributed to the Seller's stockholders no later than October 5, 1999. Buyer and the Seller shall each use its best efforts to cause the information statement to comply with all applicable federal and state securities laws requirements. Each of the parties hereto will promptly advise the other parties in writing if at any time prior to the Effective Time either the Seller or Buyer shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The information statement shall contain the unanimous recommendation of the Board of Directors of the Seller that the Seller stockholders approve the Acquisition and this Agreement. Anything to the contrary contained herein notwithstanding, the Seller shall not include in the information statement any information with respect to Buyer or its affiliates or associates, the form and content of which information shall not have been approved by Buyer prior to such inclusion.

          (c)  Additional Assurances.  At the request of Buyer, the Seller shall
               ---------------------
use its commercially reasonable efforts to cause the Seller's stockholders to execute and deliver to Buyer such instruments and do and perform such reasonable acts and things as may be necessary or desirable for complying with all applicable securities laws and state corporate law.

     5.2  Access to Information.  The Seller shall afford Buyer and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of the Seller's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Seller as Buyer may reasonably request and (c) all key employees of the Seller as identified by Buyer. The Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including by returns and supporting documentation) promptly upon request. Buyer shall provide the Seller with copies of such publicly available information about Buyer as the Seller may request. No information or knowledge obtained in any investigation pursuant to this Section
5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

     5.3  Confidentiality.  Each of the parties hereto hereby agrees that the
          ---------------
information obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Confidential Disclosure Agreement effective as of on or about April 12, 1999 between the Seller and Buyer.

     5.4  Expenses.  Whether or not the Acquisition is consummated, all fees
          --------
and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party
                                     --------------------
in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.5  Public Disclosure.  Unless otherwise required by law, prior to the
          -----------------
Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer regarding the subject matter of this Agreement prior to release. Any public announcement by Buyer regarding the subject matter of this Agreement shall be delivered to the Seller prior to release.

     5.6  Consents.  The Seller shall use its best efforts to obtain the
          --------
consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the

Acquisition (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Seller thereunder.

      5.7  FIRPTA Compliance.  On the Closing Date, the Seller shall deliver to
           -----------------
Buyer a properly executed statement in a form reasonably acceptable to Buyer for purposes of satisfying Buyer's obligations under Treasury Regulation Section 1.1445-2(b)(2).

      5.8  Reasonable Efforts.  Subject to the terms and conditions provided in
           ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Buyer shall not be required to agree to any divestiture by Buyer or the Seller or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates or of the Seller, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9   Notification of Certain Matters.  The Seller and the Principal
           -------------------------------
Stockholders shall give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Seller or the Principal Stockholders, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of the Seller or the Principal Stockholders, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Seller or the Principal Stockholders pursuant to this Section 5.9, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.10  Additional Documents and Further Assurances.  Each party hereto, at
           -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.11  Employee Plans.  Seller will terminate each of the employee plans
           --------------
listed on Schedule 5.11 prior to Closing, provided, however, that if notice period is required, Seller will provide such notice prior to the Closing and terminate such plan as soon as possible thereafter.

     5.12  Employee Benefits.  Each employee of the Seller who remains an
           -----------------
employee of Buyer after the Closing shall be eligible, upon completion of Buyer's standard employee background and reference check, upon proof of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, to receive salary and benefits (such as medical benefits, bonuses, 401(k) and stock options) consistent with Buyer's standard human resource policies.

     5.13  COBRA Liability.  To the extent Seller retains any employees and
           ---------------
continues to maintain group health plans after the Closing Date, the Seller agrees to provide any M&A Qualified Beneficiary (as defined in Proposed Treasury Regulation (S) 54.4980B-10 QA 4(a)) and any COBRA qualified beneficiary, currently receiving COBRA benefits, with required COBRA benefits.

     5.14  No Actions Inconsistent With Tax-Free Reorganization.  The Seller and
           ----------------------------------------------------
Buyer shall (and, following the Closing, the Principal Stockholders shall cause the Seller to) take no action with respect to the Capital Stock, assets or liabilities of the Seller that would cause the Acquisition to fail to qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Code.
   --------------

     5.15  Net Assets.  Buyer shall have ninety (90) days from the Closing Date
           ----------
during which it may review the Estimated Balance Sheet. Following completion of its review of the Estimated Balance Sheet, Buyer shall deliver to Seller a written notice (the "Buyer Closing Adjustment Notice") stating either (i) that
                     -------------------------------
Buyer agrees with the calculation of the Net Assets set forth in the Estimated Balance Sheet or (ii) that Buyer does not agree with such calculation and providing Buyer's calculation of the Net Assets (it being understood that both Seller and Buyer will have the opportunity to review and dispute any portion of the Estimated Closing Balance Sheet in the event that Buyer delivers a Buyer Closing Adjustment Notice). The parties shall in good faith attempt to resolve any differences between Seller's calculation of Net Assets and Buyer's calculation of Net Assets. If the parties cannot resolve any such differences within thirty (30) days of the delivery of the Buyer's Closing Adjustment Notice, the dispute shall be submitted to binding arbitration pursuant to 7.3(f) of this Agreement. The Seller and the Principal Stockholders agree that if Net Assets as of the Closing Date are less than the lesser of (i) Estimated Net Assets or (ii) $(7,400,000), Buyer shall be entitled to recover the amount of such shortfall from the Escrow Fund as a Loss in accordance with the procedures set forth in Section 7.3. If, upon review of Buyer's Closing Adjustment Notice, it is finally determined that Net Assets are greater than the lesser of (i) Estimated Net Assets or (ii) $(7,400,000), Buyer shall pay Seller the difference between such amounts (in such proportion of cash and capital stock of Buyer as the parties shall mutually agree) as soon as reasonably practical.

     5.16  Voting Agreements.  The Seller shall deliver or cause to be delivered
           -----------------
to Buyer, concurrently with the execution of this Agreement, from each person listed on Schedule 5.16, an executed Voting Agreement in the form attached
          -------------
hereto as Exhibit A, agreeing, among other things, to vote in favor of the
          ---------
Acquisition.

     5.17  Non-Competition and Non-Solicitation Agreements.  The Seller shall
           -----------------------------------------------
deliver or cause to be delivered to Buyer an executed Non-Competition Agreement in substantially the form attached hereto as Exhibit B concurrently with the
                                             ---------
execution of this Agreement from each of the persons listed on Schedule 5.17(a)
                                                               ----------------
and a Non-Solicitation Agreement in substantially the form attached hereto as Exhibit B-1 concurrently with the execution of this Agreement from
          -----------
each of the persons listed on Schedule 5.17(b).
                              ----------------

    5.18  Continuity of Business Enterprise.  Buyer intends to continue at least
          ---------------------------------
one significant historic business line of the Seller or use at least a significant portion of the Seller's historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1. 368-1(d).


                                  ARTICLE VI

                         CONDITIONS TO THE ACQUISITION

    6.1  Conditions to Obligations of Each Party to Effect the Acquisition.
         -----------------------------------------------------------------
The respective obligations of the Seller and Buyer to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a)  No Order. No Governmental Entity shall have enacted, issued,
              --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition.

    6.2  Conditions to Obligations of Seller and the Principal Stockholders. The
         ------------------------------------------------------------------
obligations of the Seller and the Principal Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

         (a)  Representations, Warranties and Covenants. The representations and
              -----------------------------------------
warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and each of Buyer shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

         (b)  No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

         (c)  No Material Adverse Change. There shall not have occurred any
              --------------------------
Buyer Material Adverse Effect since the date of this Agreement.

         (d)  Certificate of the Buyer.  Seller shall have been provided with a
              ------------------------
certificate executed on behalf of Buyer by a Vice President to the effect that, as of the Closing:

              (i) all representations and warranties made by Buyer in this Agreement are true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time; and

              (ii) all covenants and obligations of this Agreement to be performed by Buyer on or before such date have been so performed in all material respects.

         (e)  Assignment and Assumption Agreement. The Buyer shall have executed
              -----------------------------------
and delivered an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C.

         (f)  Bridge Note.  Buyer shall have cancelled the Bridge Note.
              -----------

    6.3  Conditions to the Obligations of Buyer.  The obligations of Buyer to
         --------------------------------------
consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by
Buyer:

         (a)  Representations, Warranties and Covenants. The representations and
              -----------------------------------------
warranties of the Seller and the Principal Stockholders in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of the Closing and the Seller and the Principal Stockholders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing.

         (b)  No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

         (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Seller Material Adverse Effect. There shall be no bona fide action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Buyer or the Seller, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

         (d)  Third Party Consents. Any and all consents, waivers, assignments
              --------------------
and approvals listed in Section 2.6 of the Disclosure Schedule shall have been obtained.

         (e)  Legal Opinion. Buyer shall have received a legal opinion from
              -------------
Kelley Drye and Warren LLP, legal counsel to the Seller, substantially in the form of Exhibit H hereto.

         (f)  Noncompetition Agreements; At-Will Employment. Each of the
              ---------------------------------------------
Principal Stockholders set forth on Schedule 5.17(a) shall have executed and
                                    ----------------
delivered to Buyer a Noncompetition Agreement in the form attached hereto as Exhibit B and all of such Noncompetition Agreements shall be in full force and
---------
effect. Each of the Key Employees set forth on Schedule 5.17(b) shall have
                                               ----------------
executed and delivered to Buyer a Nonsolicitation Agreement in the form attached hereto as Exhibit B-1 and all of such Nonsolicitation Agreement shall be in full
          -----------
force and effect. In addition each of the Key Employees shall have entered into "at-will" employment arrangements reasonably satisfactory to Buyer, upon proof of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, and subject to and in compliance with Buyer's standard human resources policies and procedures.

         (g)  No Material Adverse Changes; Complete Due Diligence. There shall
              ---------------------------------------------------
not have occurred any event or condition of any character that has had or is reasonably likely to have a Seller Material Adverse Effect since the date of this Agreement. Buyer shall have completed and approved, to its reasonable satisfaction, due diligence reports on the management and Stockholders of the Seller.

         (h)  Estimated Balance Sheet. Buyer shall have received from the Seller
              -----------------------
at least three business days prior to the Closing Date the Estimated Balance Sheet of the Seller as of the Closing Date certified as to correctness by the Seller and the Principal Stockholders and in a form reasonably satisfactory to Buyer.

         (i)  Stockholder Approval; Dissenters. Stockholders holding at least
              --------------------------------
ninety-five percent (95%) of the Seller's Capital Stock shall have approved this Agreement, the Acquisition and the transactions contemplated hereby and thereby. No stockholder shall have exercised or given notice of their intent to exercise appraisal rights in accordance with New Jersey Law.

         (j)  Certificate of the Seller and Principal Stockholders. Buyer shall
              ----------------------------------------------------
have been provided with a certificate executed by the Principal Stockholders and executed on behalf of the Seller by its Chief Executive Officer to the effect that, as of the Closing:

              (i) all representations and warranties made by the Seller and the Principal Stockholders in this Agreement are true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time;

              (ii) all covenants and obligations of this Agreement to be performed by the Seller on or before such date have been so performed in all material respects; and

              (iii) the provisions set forth in Sections 6.3 (a), (c), (d), (g) and (i) have been satisfied.

         (k)  Notes Receivables. Simultaneous with the Closing, Buyer shall have
              -----------------
received in immediately available funds the amount indicated on the Estimated Balance Sheet under the line item "Estimated Related Party Balance Sheet Item." Buyer shall have received evidence of receipt of such funds to its satisfaction, in its sole and absolute discretion.


                                  ARTICLE VII

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

    7.1  Survival of Representations and Warranties.  The Seller's and the
         ------------------------------------------
Principal Stockholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the second anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Section 2.3, Section 2.6, and
Section 2.12(e) shall survive the Closing and continue in perpetuity and the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof, shall survive until the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax. All of the Buyer's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Closing.

    7.2  Indemnification.
         ---------------

         (a) The Seller and the Principal Stockholders agree jointly and severally (except for Mikhail Kofman who shall be liable for indemnification only for amounts up to the consideration he received as a result of the transactions contemplated hereby) to indemnify and hold Buyer and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and
                                                                       ----
collectively "Losses") incurred by Buyer, its officers, directors, or affiliates
              ------
directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Seller or the Principal Stockholders contained in this Agreement or (ii) any failure by the Seller or the Principal Stockholders to perform or comply with any covenant contained in this Agreement.

         (b) Notwithstanding anything herein to the contrary, Buyer shall be entitled to seek indemnity from the Escrow Fund under this Section 7.2, only when the aggregate amount of all Losses with respect to which the Buyer would otherwise be entitled to indemnification exceed $250,000 (the "Basket Amount") and, in such event, the Buyer shall be entitled to recover all Losses from the Escrow Fund, including the Basket Amount. In no event shall the aggregate amount for all

Losses payable by the Seller and the Principal Stockholders exceed the Total Consideration, other than in the case of fraud or willful misrepresentation.

    7.3  Escrow Arrangements
         -------------------

         (a)  Escrow Fund.  As security for the indemnity provided for in
              -----------
Section 7.2 hereof and by virtue of this Agreement, the Seller will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (as defined above) (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Buyer after the Closing with respect to the Escrow Amount) without any act of the Seller or any Stockholders. As soon as practicable after the Closing, the Escrow Amount, without any act of the Seller or any Stockholders, will be deposited with the Escrow Agent (or other institution acceptable to Buyer and the Securityholder Agent (as defined in Section 7.3(g) below)) as escrow agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set
                                -----------
forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such latter execution shall not affect the binding nature of this Agreement as of the date hereof among the signatories hereto. Nothing herein shall limit the liability of the Seller or the Principal Stockholders for any breach of any representation, warranty, or covenant contained in this Agreement if the Acquisition does not close.

         (b)  Escrow Period; Distribution upon Termination of Escrow Periods.
              --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., P.T., on the date thirty (30) days after the one year anniversary of the Closing Date (the "Escrow Period"); provided that the Escrow Period shall not terminate with
 -------------
respect to such remaining portion of the Escrow Fund (or some portion thereof) that in the reasonable judgement of Buyer, subject to the objection of the Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, is necessary to satisfy
(x) any then pending unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period and
(y) any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved and all Third Party Expenses have been paid pursuant to Section 5.4 hereof, the Escrow Agent shall deliver to the Seller the remaining portion of the Escrow Fund not required to satisfy such claims and Third Party Expenses.

         (c)  Protection of Escrow Fund.
              -------------------------

              (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

              (ii) Any shares of Buyer Common Stock or other equity securities issued or distributed by Buyer (including shares issued upon a stock split) ("New Shares") in respect of Buyer Common Stock in the Escrow Fund which have
  ----------
not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Buyer Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Buyer Common Stock, if any, shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

              (iii) Seller shall have voting rights and the right to distributions of dividends with respect to the shares of Buyer Common Stock contributed to the Escrow Fund by Seller (and on any voting securities added to the Escrow Fund in respect of such shares of Buyer Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Seller having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to Seller. Buyer shall show the Buyer Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

         (d)  Claims Upon Escrow Fund.
              -----------------------

              (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Buyer (an "Officer's Certificate"): (A) stating that Buyer has paid or properly
     ---------------------
accrued or reasonably anticipates that it will have to pay or accrue Losses, and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentations, breach of warranty or covenant to which such items is related, the Escrow Agent shall, subject to the provisions of Section 7.3(e), deliver to Buyer out of the Escrow Fund as promptly as practicable, shares of Buyer Common Stock held in the Escrow Fund in an amount equal to such Losses.

              (ii) For the purposes of determining the number of shares of Buyer Common Stock to be delivered to Buyer out of the Escrow Fund as indemnity pursuant to Section 7.3(b) and 7.3(d)(i) hereof, the shares of Buyer Common Stock shall be valued at the Trading Price.

         (e)  Objections to Claims.  At the time of delivery of any Officer's
              --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant to Section 7.3(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Buyer Common Stock from the Escrow Fund in accordance with Section 7.3(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

         (f)  Resolution of Conflicts; Arbitration.
              ------------------------------------

              (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Buyer Common Stock from the Escrow Fund in accordance with the terms thereof.

              (ii) If no such agreement can be reached after good faith negotiation, either Buyer or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Buyer and the Securityholder Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, Buyer and the Securityholder Agent cannot mutually agree on one arbitrator, Buyer and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 7.3(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

              (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

         (g)  Securityholder Agent of the Seller; Power of Attorney.
              -----------------------------------------------------

              (i) In the event that the Acquisition is approved, effective upon such vote, and without further act of the Seller, Karina Gradus shall be Securityholder Agent and as such, shall be appointed as agent and attorney-in-fact for the Seller, for and on behalf of Seller, to give and receive notices and communications, to authorize delivery to Buyer of shares of Buyer Common Stock from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Seller from time to time upon not less than thirty (30) days prior written notice to Buyer; provided that the Securityholder Agent may not be removed unless the Seller agrees to such removal and to the identity of the substituted agent. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from Seller.

              (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Seller on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

         (h)  Actions of the Securityholder Agent. A decision, act, consent or
              -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of the Seller for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon the Seller, and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of Seller. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

         (i)  Third-Party Claims.  In the event Buyer becomes aware of a third-
              ------------------
party claim which Buyer believes may result in a demand against the Escrow Fund, Buyer shall notify the Securityholder Agent of such claim, and the Securityholder Agent and the Seller shall be entitled, at their expense, to participate in any defense of such claim. Buyer shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Buyer against the Escrow Fund with respect to such settlement.

         (j)  Escrow Agent's Duties.
              ---------------------

              (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

              (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

              (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

              (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

              (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

              (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents, cash and shares of Buyer Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

                    Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Buyer Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

              (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

              (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Buyer and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

         (k)  Fees.  All fees of the Escrow Agent for performance of its duties
              ----
hereunder shall be paid by Buyer in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Buyer promises to pay these sums upon demand.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    8.1  Termination.  Except as provided in Section 8.2, this Agreement may be
         -----------
terminated and the Acquisition abandoned at any time prior to the Closing:

         (a)  by mutual consent of the Seller and Buyer;

         (b) by Buyer or the Seller if: (i) the Closing has not occurred by November 15, 1999, provided, however, that the right to terminate this Agreement
                   --------  -------
under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or results in the failure of a condition to closing set forth in Section 6.2 to be met; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

         (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of any portion of the business of the Seller or (ii) compel Buyer or the Seller to dispose of or hold separate all or a portion of the business or assets of the Seller or Buyer as a result of the Acquisition;

         (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Seller or the Principal Stockholders and such breach has not been cured within ten (10) calendar days after written notice to the Seller; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

         (e) by the Seller if neither it nor any Principal Stockholder nor any Key Employee is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within ten (10) calendar days after written notice to Buyer; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

         (f) by Buyer if an event having a Seller Material Adverse Effect shall have occurred after the date of this Agreement.

    8.2  Effect of Termination.  In the event of termination of this Agreement
         ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or the Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.3, 5.4 and 5.5, Article IX and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

    8.3  Amendment.  This Agreement may be amended by the parties hereto at any
         ---------
time by execution of an instrument in writing signed on behalf of Buyer, the Seller and the Principal Stockholders.

    8.4   Extension; Waiver.  At any time prior to the Closing, Buyer, on the
          -----------------
one hand, and the Seller and the Principal Stockholders, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

    9.1  Notices.  All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however,
                                                           --------  -------
that notices sent by mail will not be deemed given until received:

         (a)  if to Buyer, to:
              Concentric Network Corporation
              10590 Tantau Avenue
              Cupertino, California  95014
              Attn: Michael Anthofer
              Telephone No.: (408) 342-2800
              Facsimile No.: (408) 342-2876
              with a copy to:

              Wilson Sonsini Goodrich & Rosati
              Professional Corporation
              650 Page Mill Road
              Palo Alto, California 94304
              Attention:  David J. Segre, Esq.
                          Paul Bradley Shinn, Esq.
              Telephone No.: (650) 493-9300
              Facsimile No.: (650) 493-6811

         (b)  if to the Seller, to
              9Net Avenue, Inc.
              110 Meadowlands Parkway
              Secaucus, NJ  07094
              Attn: Karina Gradus, Esq.
              Telephone No.: (201) 902-9300
              Facsimile No.: (201) 902-9122

              with a copy to:

              Kelley Drye & Warren LLP
              101 Park Avenue
              New York, NY 10178
              Attention: Jack Miles, Esq.
                         Jeff Katz, Esq.
              Telephone No.: (212) 808-7574
              Facsimile No.: (212) 808-7897

         (c)  if to the Principal Stockholders, to:
              9Net Avenue, Inc.
              110 Meadowlands Parkway
              Secaucus, NJ  07094
              Attn: Karina Gradus, Esq.
              Telephone No.: (201) 902-9300
              Facsimile No.: (201) 902-9122

         (d)  If to the Escrow Agent, to:
              U.S. Bank Trust, N.A.
              One California Street, 4th Floor
              San Francisco, CA 94111
              Attention: Ann Gadsby
              Telephone No.: (415) 273-4532
              Facsimile No.: (415) 273-4593

         (e)  If to the Securityholder Agent, to:
              9Net Avenue, Inc.
              110 Meadowlands Parkway
              Secaucus, NJ  07094
              Attn: Karina Gradus, Esq.
              Telephone No.: (201) 902-9300
              Facsimile No.: (201) 902-9122

    9.2  Interpretation.  The words "include," "includes" and "including" when
         --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.3  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    9.4  Entire Agreement; Assignment.  This Agreement, the Exhibits hereto, the
         ----------------------------
Confidential Disclosure Agreement, dated April 12, 1999, between the Seller and Buyer and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law), except that Buyer and Seller may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

    9.5  Severability.  In the event that any provision of this Agreement or the
         ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    9.6  Other Remedies; Specific Performance.  Any and all remedies herein
         ------------------------------------
expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    9.7  Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process; provided, however, that upon termination of this Agreement in accordance with Section 8.1, the parties hereto only consent to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, with respect to those items set forth in Section 8.2 hereof which survive termination of this Agreement. Each of Buyer and Seller hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of Buyer or Seller in the negotiation, administration, performance and enforcement hereof.

    9.8  Rules of Construction.  The parties hereto agree that they have been
         ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    9.9  Attorneys Fees.  If any action or other proceeding relating to the
         --------------
enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, Buyer, the Seller and the Principal Stockholders have caused this Agreement to be signed, all as of the date first written above.


CONCENTRIC NETWORK                     9NET AVENUE, INC.
CORPORATION

By: /s/ Henry R. Nothhaft              By: /s/ Natalia Salygin
    ----------------------                 ------------------------
Name: Henry R. Nothhaft                Name: Natalia Salygin
      --------------------                   ----------------------
Title: President & CEO                 Title: President
       -------------------                    ---------------------


ESCROW AGENT:                          PRINCIPAL STOCKHOLDERS:

By: /s/ Ann Gadsby                     By: /s/ Vasiliy Salygin
    ----------------------                 ------------------------
Name: Ann Gadsby                       Name: Vasiliy Salygin, individually
      --------------------                   and as trustee
                                             ----------------------

Title: Vice President                  By: /s/ Natalia Salygin
       -------------------                 -----------------------

                                       Name: Natalia Salygin, individually
                                             and as trustee
                                             ---------------------
SECURITYHOLDER AGENT:

By: /s/ Karina Gradus                  By: /s/ Luca Vanetta
    ----------------------                 ----------------------------

Name: Karina Gradus                    Name: BT Bautex, by Luca Vanetta,
      --------------------                   director
                                             --------------------------


                                       By: /s/ Mikhail Kofman
                                           ----------------------------
                                       Name:  Mikhail Kofman
                                              -------------------------

                 [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]